Exhibit 99.1

Primis Financial Corp. Receives Nasdaq Notice Regarding Delayed 10-Q Filing

For immediate release

November 27, 2024

McLean, Virginia, November 27, 2024 –Primis Financial Corp. (NASDAQ: FRST) (“Primis” or the “Company”) announced today that, as expected, it received a notice (the “Additional Notice”) from Nasdaq indicating that the Company remains noncompliant with Nasdaq Listing Rule 5250(c)(1) because the Company has not filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the “Q2 Form 10-Q”) and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Q3 Form 10-Q”, and together with the Q2 Form 10-Q, the “Form 10-Qs”). Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all periodic reports with the Securities and Exchange Commission (the “SEC”). The Additional Notice also required that, pursuant to Listing Rule 5810(d) and 5810(b), the Company submit an update to the Nasdaq Hearings Panel (the “Panel”) no later than November 28, 2024.

As previously disclosed in the Current Report on Form 8-K filed on October 9, 2024, the Company did not regain compliance within the expiration of the 180-day extension that was previously granted by Nasdaq, and as a result, on October 3, 2024, the Company received notice from Nasdaq that the Company's shares would be delisted. On October 8, 2024, the Company appealed Nasdaq’s determination in accordance with the procedures set forth in the Nasdaq Listing Rules, requested a hearing before the Panel, and an extension of Nasdaq’s stay of delisting. As previously disclosed in the Current Report on Form 8-K filed on October 24, 2024, the Company received notice from Nasdaq that the temporary stay of delisting has been extended pending a hearing before the Panel on December 3, 2024, and the issuance of a final Panel decision.

The Company has filed the previously delayed 2023 Form 10-K and the 2024 Q1 Form 10-Q and plans to file the Form 10-Qs as promptly as practicable. As with the prior notices, the Additional Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Select Market and the Company currently expects to regain compliance in the near future.

About Primis Financial Corp.

As of September 30, 2024, Primis had $4.0 billion in total assets, $3.0 billion in total loans held for investment and $3.3 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through twenty-four full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts:	Address:
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	1676 International Drive, Suite 900
Phone: (703) 893-7400	McLean, VA 22102

Primis Financial Corp., NASDAQ Symbol FRST

Website: www.primisbank.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, about the Company that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “intend,” “may,” “plan,” “should,” “will,” or the negative of these words or other similar terms or expressions. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a further material delay in the Company’s financial reporting, including as a result of unanticipated factors or factors that the Company currently believes will not cause delay that could cause further delay; the possibility that the ongoing review may identify additional errors or control deficiencies in the Company’s accounting practices; the risk that any restatements may subject us to unanticipated costs or regulatory penalties and could cause investors to lose confidence in the accuracy and completeness of our financial statements; the likelihood that the control deficiencies identified or that may be identified in the future will result in additional material weaknesses in the Company’s internal control over financial reporting; the possibility that the Company is unable to regain compliance with, or thereafter continue to comply with, the Nasdaq Listing Rules, or experience violations of additional Listing Rules; the possibility that Nasdaq may deny the Company’s appeal and delist the Company’s securities; the preliminary nature of the financial information contained herein and the possibility that such results could materially change as they are finalized and audited; the risk of investigations or actions by governmental authorities or regulators and the consequences thereof, including the imposition of penalties; the risk that the Company may become subject to shareowner lawsuits or claims; risks related to our ability to implement and maintain effective internal control over financial reporting and/or disclosure controls and procedures in the future, which may adversely affect the accuracy and timeliness of our financial reporting; the inherent limitations in internal control over financial reporting and disclosure controls and procedures; the scope of any restatement or deficiencies, if any, in internal control over financial reporting and/or disclosure controls and procedures may be broader than we currently anticipate; remediation of any potential deficiencies with respect to the Company’s internal control over financial reporting and/or disclosure controls and procedures may be complex and time-consuming; and the impact of these matters on the Company’s performance and outlook and other factors contained in the “Risk Factors” section and elsewhere in the Company’s filings with the SEC from time to time, including, but not limited to, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. The forward-looking statements in this Current Report on Form 8-K are based upon information available to the Company as of the date of this press release, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and its statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

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